UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2013

SP Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34933	27-3347359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5224 West Plano Parkway Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 931-5311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective December 24, 2013, SharePlus Federal Bank became a Texas state chartered bank, a member of the Federal Reserve Bank of Dallas and has changed its name to SharePlus Bank (the “Bank”) and SP Bancorp, Inc. became a registered bank holding company. Accordingly, the Texas Department of Banking and the Federal Reserve are now the primary regulators of the Bank. Prior to December 24, 2013, SharePlus Federal Bank was organized as a federal savings bank and was subject to regulation and examination by the Office of the Comptroller of the Currency and SP Bancorp, Inc. was a savings and loan holding company. The Federal Reserve continues to be the regulator of SP Bancorp, Inc. Deposits at the Bank continue to be insured by the Federal Deposit Insurance Corporation up to applicable limits.

SP Bancorp, Inc. (Registrant)

December 24, 2013	/s/ Suzanne C. Salls
(Date)	Suzanne C. Salls Executive Vice President and Chief Financial Officer